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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

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              Current Report Pursuant to Section 13 or 15(d) of
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 1999


                          THE DERBY CYCLE CORPORATION
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            (Exact name of registrant as specified in its charter)


Delaware                            333-61191                     31-10396
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(State of incorporation or         (Commission                 (I.R.S. Employer
or organization)                   File Number)             (Identification No.)


22710 72nd Avenue South          Kent, Washington                   98032
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(Address of principal executive offices)


Registrant's telephone number, including area code: (253) 395-1100









                         This Report contains 4 pages.




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Item 2.  ACQUISITION OR DEPOSITION OF ASSETS
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       On February 4, 1999, The Derby Cycle Corporation (the "Company") acquired the assets (and assumed certain liabilities) of the Diamond Back Group for approximately $42.75 million in cash. The Diamond Back Group consists of Diamond Back International Company Limited, a private British Virgin Islands company ("Diamond Back"), Western States Import Company Inc., a Delaware corporation ("Western States") and Bejka Trading A.B., a private Swedish company ("Bejka"), each of which is engaged in the bicycle, bicycle parts and accessories and fitness equipment distribution business. Western States and Bejka had worldwide revenues of approximately $69.9 million and $4.1 million, respectively, for their 1997 fiscal years. Diamond Back was essentially a holding company for the group's intellectual property and did not generate material revenues.

       The Company financed the acquisition of the Diamond Back Group by issuing $20 million principal amount in subordinated notes (the "Subordinated Notes") to an affiliate of the Government of Singapore and $22.75 million in newly issued Class C Common Stock to DC Cycle, L.L.C. and Perseus Cycle, L.L.C., each an existing shareholder of the Company. The Subordinated Notes mature in 2010 and bear interest at an annual rate of 19% compounded daily.

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Item 5.         OTHER
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       On January 11, 1999, Gary S. Matthews became the new Chief Executive
Officer of the Company. Mr. Matthews was formerly the Managing Director of U.K. Operations of Guinness Great Britain Limited.

Item 7.         EXHIBITS
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        None.

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                                   SIGNATURE
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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                        THE DERBY CYCLE CORPORATION

                                        By:  /s/ Simon J. Goddard
                                           ------------------------------
                                           Name:  Simon J. Goddard
                                           Title: Chief Financial Officer

Date: February 19, 1999

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